AMENDED AND RESTATED VOTING TRUST AGREEMENT (the "Agreement"), dated as of December 30, 1996, by and between STERLING FOSTER HOLDING CORP., a Delaware corporation ("SFHC"), and MORTON L. CERTILMAN, as voting trustee (the "Trustee").

                  SFHC is the holder of shares of Common Stock, par value $.01 per share, of EXTECH CORPORATION, a Delaware corporation (the "Company"), and owns the number of shares set forth after its signature at the end of this Agreement.

                  In order to ensure the safe, competent and stable management of the Company, SFHC desires to create an irrevocable voting trust by depositing all of the shares of Common Stock it presently owns in the Company with the Trustee and authorizing the same to vote all of the shares. The Trustee has consented to act under this Agreement for the purposes herein provided.

                  In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:

                  Agreement. Copies of this Agreement, and of all agreements supplemental hereto or amendatory hereof, shall be filed in the registered office of the Company in the State of Delaware located at 15 East North Street, Dover, Delaware 19901, and in its principal office located at 90 Merrick Avenue, East Meadow, New York 11554, and shall be open to the inspection of any stockholder of the Company daily during business hours. Copies shall also be filed in the office of the Trustee, at the address hereinbelow stated. All Voting Trust Certificates issued as hereinafter provided shall be issued, received, and held subject to all the terms of this Agreement. SFHC, being entitled to receive a Voting Trust Certificate representing its shares of


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capital stock,  and its respective  transferees and assigns,  upon accepting the
Voting Trust Certificate issued hereunder, shall be bound by the provisions of this Agreement.

                  Transfer of Stock to Trustee.

                  SFHC shall deposit with the Trustee the certificates for all of the shares of Common Stock of the Company presently owned by it (the "Stock Certificates") which represent the number of shares set forth after its signature at the end of this Agreement. SFHC may at any time deposit with the Trustee additional certificates for shares of Common Stock of the Company that it may hereafter acquire (the "Additional Certificates"), but SFHC shall not be required to deposit Additional Certificates unless it so elects, except that Additional Certificates representing shares acquired due to the distribution of a stock dividend or split by the Company shall be held by the Trustee in accordance with Section 4 hereof. All Stock Certificates
shall be endorsed,  or accompanied by such  instruments  of  transfer,   as  to
enable the Trustee to cause such certificates to be transferred into the name of the Trustee, as hereinafter provided. Upon receipt by the Trustee of the Stock Certificates or Additional Certificates and the transfer of the same into the name of the Trustee, the Trustee shall hold the same subject to the terms of this Agreement, and shall thereupon issue and deliver to SFHC an Amended and Restated Voting Trust Certificate (the "Voting Trust Certificate") for the shares so deposited in substantially the same form as is attached hereto as Exhibit A.

                  All Stock Certificates and Additional Certificates transferred and delivered to the Trustee shall be surrendered by the Trustee to the Company and canceled, and new certificates therefor shall be issued to and held by the Trustee in the name of "Morton L.

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Certilman as Voting Trustee U/A Dated December 30, 1996". The fact that each new certificate is issued pursuant to this Agreement shall be stated in the stock ledger of the Company.

                  The Trustee shall keep a list of all Stock Certificates or Additional Certificates transferred hereunder which shall include the name and address of SFHC and the number of shares that its transferred certificate represents. In addition, the Trustee shall keep a record of each Voting Trust Certificate issued hereunder which shall contain copies of such Voting
Trust Certificate issued and the name and address of SFHC and the number of shares that each Voting Trust Certificate represents. Such list and record shall be open to the inspection of SFHC at reasonable times at the offices of the Trustee upon reasonable advance notification to the Trustee. The Trustee shall cause a copy of each Voting Trust Certificate to be filed in the books of the Company located in East Meadow, New York.

                  Rights of Trustee. The Trustee shall have the right to exercise, in person or by his nominee or proxy, all stockholders' voting rights and powers in respect of all shares deposited hereunder, and to take part in or consent to any corporate or stockholders' action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors, and in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of stockholders of the Company. Without limiting such general right, it is understood that such action may include the following, upon terms satisfactory to the Trustee or to his nominees or proxies thereto appointed by him or them: the mortgage, creation of a security interest in, or pledge of all or any part of the property of the Company; the lease or sale of all or any part of the property of the Company, for cash, securities,

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or other property; the dissolution of the Company; and the consolidation, merger, reorganization or recapitalization of the Company.

                  Dividends.

                  In the event that the Company issues dividends and other distributions, the Trustee shall accept and receive them. Upon receipt thereof, the same shall be distributed to SFHC. In the event that the dividends are in the form of share certificates having voting rights, the stock dividends shall be held in trust hereunder and the Voting Trust Certificate shall be so amended.

                  Subject to the provisions of paragraph 4(a), the Trustee, in lieu of receiving cash dividends upon the capital stock of the Company and paying the same to SFHC pursuant to the provisions of this Agreement, may instruct the Company in writing to pay such dividends directly to SFHC. Upon such instructions being given by the Trustee to the Company, and until revoked by the Trustee, all liability of the Trustee with respect to such dividends shall cease. The Trustee may at any time revoke such instructions and by written notice to the Company direct it to make dividend payments to the Trustee.

                  Subscription Rights. In case any stock or other securities of the Company are offered for subscription to SFHC, the Trustee, following receipt of notice of such offer, shall mail a copy thereof to SFHC. Upon receipt by the Trustee, at least five (5) days prior to the last day fixed by the Company for subscription and payment, of a request from SFHC to subscribe in its behalf, accompanied with the sum of money required to pay for such stock or securities (not in excess of the amount subject to subscription in respect of the shares represented by the Voting Trust Certificate held by SFHC), the Trustee shall make such subscription and payment and, upon

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receiving  from the  Company  the  certificates  for  shares  or  securities  so subscribed for, shall issue to SFHC a Voting Trust Certificate in respect thereof if the same be stock having general voting powers, but if the same be securities other than stock having general voting powers, the Trustee shall either mail or deliver such securities to SFHC or instruct the Company to make delivery directly to SFHC.

                  Dissolution of the Company. In the event of the dissolution or total or partial liquidation of the Company, whether voluntary or involuntary, the Trustee shall receive the funds, securities, rights, or property to which SFHC is entitled, and shall distribute the same to SFHC. Alternatively, the Trustee may, in his discretion, deposit such funds, securities, rights, or property with any bank or trust company with authority and instructions to distribute the same as above provided, and upon such deposit all further obligations or liabilities of the Trustee in respect of such funds, securities, rights, or property so deposited shall cease.

                  Reorganization of Company. In the event that the Company is merged into or consolidated with another corporation, or all or substantially all of the assets of the Company are transferred to another corporation, then, in connection with such transfer, the term "Company" for all purposes of this Agreement shall mean and include any such successor corporation. The Trustee shall receive and hold under this Agreement any stock of such successor corporation received on account of the ownership, as Trustee hereunder, of the stock held hereunder prior to such merger, consolidation, and transfer. Each Voting Trust Certificate issued and outstanding under this Agreement at the time of such merger, consolidation, or transfer may remain outstanding, or the Trustee may, in his sole discretion, substitute for each Voting Trust Certificate a new Voting Trust Certificate in appropriate form.

                  Trustee's Liability. The Trustee shall not be personally liable as stockholder, trustee or otherwise for any action taken by him or by his agents, except for his own individual actions or omissions which constitute willful misconduct. In no event shall the Trustee's failure to act or vote be deemed misconduct hereunder. In addition, the Trustee shall not be required to furnish a bond or security for the discharge of his duties hereunder.

                  Compensation and Reimbursement of Trustee. The Trustee shall serve without compensation hereunder. The Trustee shall have the right, at his expense, to incur and pay reasonable expenses and charges to employ and pay such agents, attorneys and counsel as he may deem necessary and proper for carrying this Agreement into effect. In the event dividends or other funds or property are received by the Trustee on the stock deposited hereunder, the Trustee may deduct such expenses and charges therefrom. Nothing herein contained shall disqualify the Trustee, or incapacitate him from serving the Company or any of its subsidiaries as an officer or director, or in any other capacity, and in any such capacity, from receiving compensation.

                  Transfer of Voting Trust Certificates.

                  (a) Any Voting Trust  Certificate  to be issued  hereunder has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of either an effective registration statement for such certificates under the Act or an opinion of Company counsel that such registration is not required. Each Voting Trust Certificate shall bear a legend setting forth the foregoing restrictions. It shall be an express prerequisite to the transfer of any Voting Trust Certificate that the transferee shall first agree in writing to be bound by all of the terms and conditions of this Agreement. The Voting Trust Certificates shall be transferable on the books of the Company at the executive offices of the Company located in East Meadow, New York, by the registered holder thereof, either in person or by attorney thereto duly authorized, and the Trustee may treat the registered holder as the owner thereof for all purposes whatsoever.

                  (b) The transfer of the Voting Trust Certificate is also restricted pursuant to the terms and conditions of a certain letter agreement of even date by and among SFHC, the Trustee and the Company.

                  Replacement of Voting Trust Certificates. In the event that a Voting Trust Certificate is lost, stolen, mutilated, or destroyed, the Trustee, in his discretion, may issue a duplicate of such certificate upon receipt of each of the following: (a) evidence of such fact satisfactory to him; (b) indemnity satisfactory to him; (c) the existing certificate, if mutilated; and
(d) his reasonable fees and expenses in connection with the issuance of a new certificate. The Trustee shall not be required to recognize any transfer of a Voting Trust Certificate not made in accordance with the provisions hereof, unless the person claiming such ownership shall have produced indicia of title satisfactory to the Trustee, and shall in addition deposit with the Trustee an indemnity satisfactory to him.

                  Successor Trustee. In the event of the death of the Trustee, then his legal representative shall act as substitute Trustee (the "Successor Trustee") for the limited purpose of complying with the provisions of paragraph 13 below.

                  Termination.

                  This Agreement shall terminate, and the Trustee shall
be relieved of all liability  and  responsibility   hereunder,   upon  the
earlier of the third anniversary of the date hereof or the death of the Trustee.

                  Upon the termination of this Agreement, the Voting Trust Certificates shall cease to have any effect, and SFHC shall have no further rights under this Agreement other than to receive certificates for stock of the Company and any theretofore undistributed dividends.

                  Within thirty (30) days after the termination of this Agreement, the Trustee or Successor Trustee shall deliver to SFHC, upon the surrender of the Voting Trust Certificates properly endorsed (such delivery to be made in each case at the offices of the Trustee), stock certificates for the number of shares of stock of the Company represented thereby.

                  As an alternative to the procedure set forth in paragraph 13(c) above, at any time within thirty (30) days after the termination of this Agreement, the Trustee or Successor Trustee may deposit with the Company stock certificates representing the number of shares of stock represented by the Voting Trust Certificates then outstanding, with authority in writing to the Company to deliver such stock certificates in exchange for the Voting Trust Certificates representing a like number of shares of stock of the Company, and upon such deposit all further liability of the Trustee or Successor Trustee for the delivery of such stock certificates and the delivery or payment of dividends upon surrender of the Voting Trust Certificate shall cease, and the Trustee or Successor Trustee shall not be required to take any further action hereunder.

                  Notices.

                  Any notice to be given to the Trustee hereunder shall be sufficiently given if sent by certified mail, postage prepaid, return receipt requested, to the Trustee at 90 Merrick Avenue, East Meadow, New York 11554, or at such other address as the Trustee may from time to time designate by written notice given to SFHC.

                  Any notice to be given to SFHC shall be sufficiently given if sent by certified mail, postage prepaid, return receipt requested, to the address of SFHC appearing on the records maintained by the Trustee. Every notice so given shall be effective whether or not actually received, and such notice shall for all purposes be deemed to have been given on the date of mailing thereof.

                  Any notice to be given to the Company hereunder shall be sufficiently given if mailed in the above manner to the Company at its principal executive offices.

                  Amendment or Modification Agreement. SFHC and the Trustee may modify or amend this Agreement only by written agreement between them. Copies of any modifications of amendments must be filed in the registered office of the Company in the State of Delaware, in the books of the Company and in the records of the Trustee to be effective.

                  Entire Agreement. This Agreement contains the entire agreement between the parties. Any oral or written representations, agreements, understandings and/or statements not contained herein shall be of no force and effect.

                  Gender. The use herein of (a) any gender includes all others and (b) the singular number includes the plural and vice-versa, whenever the context so requires.

                  Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  Binding Effect. Subject to any provision of this Agreement that may prohibit or curtail assignment of any rights hereunder, this Agreement shall bind and inure to the benefit of the respective heirs, assigns, personal representatives, and successors of the parties hereto.

                  Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 Execution in Counterparts. This Agreement may be executed in counterparts and each shall be deemed to be an original.

                  IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to evidence their respective acceptance of the irrevocable voting trust created hereby, as of the day and year first above written.


                                                       Number of
                                                        Shares

STERLING FOSTER HOLDING CORP.

By: /s/                                                1,800,000
    Adam Lieberman, President


TRUSTEE

/s/

Morton L. Certilman

                                                                      EXHIBIT A

         The   transferability   of  this  Amended  and  Restated  Voting  Trust
Certificate is restricted by the terms of the Amended and Restated Voting Trust Agreement and Transfer Restriction Agreement (each as defined below).

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH CERTIFICATE UNDER SAID ACT OR (B) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

No.                                                                      Shares

                              AMENDED AND RESTATED

                            VOTING TRUST CERTIFICATE

                               EXTECH CORPORATION

              Incorporated under the laws of the State of Delaware

                  This Amended and Restated Voting Trust Certificate (the "Voting Trust Certificate") certifies that Sterling Foster Holding Corp. ("SFHC"), or its registered assigns, is entitled to all of the benefits arising from the deposit with Morton L. Certilman, as Voting Trustee (the "Trustee"), under the Amended and Restated Voting Trust Agreement of certificates evidencing ____ shares of Common Stock, par value $.01 per share, of EXTECH Corporation, a Delaware corporation (the "Company"), as provided in the Amended and Restated Voting Trust Agreement and subject to the terms thereof.

                  Subject to the terms of the Amended and Restated  Voting Trust
Agreement, the registered holder hereof is entitled to receive payment equal to the amount of cash dividends, if any, received by the Trustee upon the number of shares of capital stock of the Company in respect of which this certificate is issued. Dividends received by the Trustee in Common Stock or other stock of the Company having general voting powers shall be payable in Voting Trust Certificates, in form similar hereto. Until the Trustee shall have delivered the stock held under the Amended and Restated Voting Trust Agreement to the holder of the Voting Trust Certificate, or to the Company, as specified in the Amended and Restated Voting Trust Agreement, the Trustee shall possess and shall be entitled to exercise all rights and powers of an owner of such stock, as specified in the Amended and Restated Voting Trust Agreement, including the right to vote thereon for every purpose, it being expressly stipulated that no voting right passes to the holder hereof under this certificate or any agreement, expressed or implied.

                  This certificate is issued, received, and held under, and the rights of the holder hereof are subject to, the terms of each of that certain Amended and Restated Voting Trust Agreement, dated as of December 30, 1996, by and among SFHC and the Trustee (the "Voting Trust Agreement") and that certain letter agreement, dated as of December 30, 1996, by and among the Company, the Trustee and SFHC, restricting the transfer or disposition by SFHC of this certificate (the "Transfer Restriction Agreement"). Copies of each of the Voting Trust Agreement and Transfer Restriction Agreement, and of every agreement amending or supplementing each of the same, are on file in the principal office of the Company in East Meadow, New York and in the registered office of the Company in the State of Delaware, and shall be open to the inspection of any stockholder of the Company, daily during business hours. The holder of this certificate, by acceptance hereof, assents and is bound by all the provisions of each of the Voting Trust Agreement and Transfer Restriction Agreement as if such Voting Trust Agreement and Transfer Restriction Agreement had been originally signed by it.

                  In the event of the dissolution or total or partial liquidation of the Company, subject to the terms of the Voting Trust Agreement, the funds, securities, rights or property received by the Trustee in respect to the stock deposited under the Voting Trust Agreement shall be distributed to the registered holder hereof.

                  In the event that any dividend or distribution other than in cash or stock of the Company having general voting powers is received by the Trustee, subject to the terms of the Voting Trust Agreement, the Trustee shall distribute the same to the registered holder hereof as provided in the Voting Trust Agreement.

                  Stock certificates for the number of shares of capital stock then represented by this certificate, and any undistributed dividends shall be due and deliverable hereunder upon the termination of the Voting Trust Agreement upon and subject to the terms provided therein.

                  The Voting Trust Agreement shall continue in full force and effect unless and until terminated as provided therein.

                  This certificate is transferable on the books of the Company at its office in East Meadow, New York or elsewhere as designated by the Trustee, by the holder hereof, either in person or by attorney duly authorized, in accordance with the provisions set forth in the Voting Trust Agreement and Transfer Restriction Agreement and on surrender of this certificate properly endorsed. The holder hereof agrees that delivery of this certificate, duly endorsed by the holder hereof, shall vest title hereto and all rights hereunder in the transferee; provided, however, that the Trustee may treat the registered holder hereof as the absolute owner hereof and all rights and interests represented hereby for all purposes whatsoever, and the Trustee shall not be bound or affected by any notice to the contrary; provided, however, that no delivery of stock certificates hereunder, or the proceeds thereof, shall be made without surrender hereof properly endorsed; and provided further that the Trustee need not recognize or give effect to any transfer of this certificate made in violation of the terms of the Voting Trust Agreement or the Transfer Restriction Agreement.

                  This certificate shall not be valid for any purpose until duly executed by the Trustee.

                  The term "Trustee" as used herein means the Trustee or any Successor Trustee acting under the Voting Trust Agreement.

                  IN WITNESS WHEREOF, the Trustee has duly executed this certificate as of this 30th day of December, 1996.



                                                   Morton L. Certilman, Trustee


K:\WPDOC\CORP\EXTECH\AGREEMEN\VOTINTRU.AGR
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